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                                                                      EXHIBIT 16



March 9, 2001



Securities and Exchange Commission
Washington, D.C.



Re:  Advanced Systems International, Inc.
     File No. 000-25897


Dear Sir or Madam,

We have read Item 4 of the Form 8-K of Advanced Systems International, Inc. dated February 5, 2001, and agree with the statements contained therein as they relate to our firm.


Very truly yours,



Grant Thornton, LLP